UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026

Banzai International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39826	85-3118980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Eriksen Ave Suite 250
Bainbridge Island, Washington 98110
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 414-1777
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BNZI	The Nasdaq Capital Market
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $115,000.00	BNZIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2026 (the "Effective Date"), Banzai International, Inc. (the "Company") and its subsidiaries (together with the Company, the "Borrowers") entered into a Subordinated Business Loan and Security Agreement (the "Loan Agreement") with Agile Capital Funding, LLC, as collateral agent ("Collateral Agent"), and Agile Lending, LLC, as lead lender ("Lead Lender" and, together with any assignees party thereto, the "Lenders"). Pursuant to the Loan Agreement, the Borrowers issued a Subordinated Secured Promissory Note (the "Note"), dated July 1, 2026, in the aggregate principal amount of $2,100,000, and received $2,000,000 of proceeds, net of a $100,000 Administrative Agent Fee. The Note is repayable in 32 weekly installments of $94,500, representing a payment multiplier of 1.44x, and all amounts are due on February 10, 2027 (the "Maturity Date"). Borrowers may voluntarily prepay the Note in full, and if repaid within 30, 45, or 60 days after the Effective Date, the total loan payoff amount is reduced to $2,625,000, $2,730,000, or $2,835,000, respectively. Capitalized terms used but not defined in this Current Report on Form 8-K shall have the meanings set forth in the Loan Agreement and the Note, as applicable.

The Note is secured by a continuing security interest in substantially all assets of the Borrowers (the "Collateral"), and both the Collateral and the Borrowers' repayment obligations under the Note are subordinate to existing senior indebtedness, including indebtedness owed to CP BF Lending, LLC, 3i, LP, and Hudson Global Ventures, LLC.

The Loan Agreement contains customary covenants and events of default. Upon the occurrence of an Event of Default, the Lenders may, at their option, declare the entire unpaid principal balance of the Note, together with all accrued interest and other charges, immediately due and payable, and exercise any and all rights and remedies available under the Loan Agreement and applicable law, including repossession of the Collateral. In addition, interest on outstanding Obligations will accrue at the Default Rate, which is equal to the otherwise applicable interest rate plus five percentage points (5.00%).

The foregoing descriptions of the Loan Agreement and the Note are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 10.5 and 10.6, respectively, and are incorporated herein by reference.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the APA (as defined below) is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 2, 2026, the Company entered into an Asset Purchase Agreement (the "APA") with ConnectAndSell, Inc., a Delaware corporation ("ConnectAndSell"), and Banzai CS Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Acquisition Sub"), pursuant to which the Company agreed to purchase (and to direct the transfer of title to Acquisition Sub) substantially all of the assets of ConnectAndSell (the "Purchased Assets"), and Acquisition Sub agreed to assume certain specified liabilities of ConnectAndSell (the "Assumed Liabilities"), on the terms and subject to the conditions set forth in the APA (the "Transaction"), with the closing of the Transaction (the "Closing"). ConnectAndSell's business focuses on Software-as-a-Service and AI for sales enablement (the "Business"). A copy of the APA is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The aggregate consideration for the Purchased Assets (the "Purchase Price") consists of (i) cash and shares of Class A Common Stock of the Company (the “Shares”) (or Pre-Funded Warrants in lieu of Shares) with an aggregate value of $8,450,000) (the "Closing Consideration"), payable at the Closing, comprised of (a) $750,000, payable in cash, (b) $5,900,000, payable in Shares (which will equal 9.99% of the number of shares of the Company's Class A Common Stock (the "Common Stock") outstanding immediately following such issuance), of which shares with an aggregate value of $1,340,000 (based on the Closing VWAP) (the "Holdback Shares") shall be withheld as security for ConnectAndSell's indemnification obligations under the APA, and/or Pre-Funded Warrants, and (c) a promissory note in the amount of $1,800,000 (the "Employee Indebtedness Note") bearing interest at a rate of 8% per annum, payable in equal quarterly installments in cash over the twelve (12)-month period following the Closing, provided that if the Company and ConnectAndSell mutually agree, any such quarterly payment may be made in freely trading shares of Common Stock and/or Pre-Funded Warrants, (ii) a first deferred cash payment in the amount of $1,500,000 (the "First Deferred Cash Payment"), payable within ten (10) days of the Closing, (iii) a second deferred cash payment in the amount of $3,250,000 (the "Second Deferred Cash Payment"), payable within three (3) Business Days following the earlier of (x) the date that the SEC declares effective the registration statement covering the securities issued in the Private Placement (as defined below) and (y) December 31, 2026, provided that if the Second Deferred Cash Payment becomes due and payable after September 30, 2026, the amount will be increased by simple interest at a rate of 8% per annum from September 30, 2026 until paid, (iv) earn-out payments contingent upon the achievement of certain revenue targets following the Closing (the "Earn-Out Consideration"), and (v) the assumption of the Assumed Liabilities. Pursuant to the APA, the Second Deferred Cash Payment shall be paid from the proceeds the Company receives from a future private placement offering of its equity and/or debt securities (the "Private Placement"), which proceeds shall be used for such purposes. A copy of the form of Pre-Funded Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

All shares of Common Stock issued pursuant to the APA, including any Earn-Out Consideration, will be valued based on the volume-weighted average price ("VWAP") of such shares over the five (5) trading days immediately preceding the applicable issuance date.

The VWAP of the shares of Common Stock over the five (5) trading days immediately preceding the Closing Date is referred to herein as the "Closing VWAP." In addition, if the VWAP of the shares of Common Stock over the five (5) trading days immediately preceding the earlier of (x) the 120th day following the Closing and (y) the effective date of the resale registration statement on Form S-3 is less than the Closing VWAP, the Company will issue to ConnectAndSell additional shares of Common Stock to compensate for such decrease with respect to the shares issued as closing consideration, provided that in no event shall the VWAP used for purposes of this adjustment be less than eighty-five percent (85%) of the Closing VWAP.

The Earn-Out Consideration is based upon targets occurring during the twelve (12)-month period following the Closing (the "Earn-Out Period") as follows: (i) $2,000,000 (the "Base Earn-Out Consideration"), payable in cash or, at the Company's option, in shares of Common Stock and/or Pre-Funded Warrants, if the average monthly recurring revenue of the Business for the twelve (12) calendar months following the Closing ("Year 1 MRR") is greater than or equal to ninety-five percent (95%) of the monthly recurring revenue of the Business as of the last day of the calendar month immediately preceding the Closing ("Closing MRR"); and (ii) additional performance earn-out consideration, payable in shares of Common Stock and/or Pre-Funded Warrants, equal to (A) three (3) times the amount by which Year 1 MRR exceeds Closing MRR, if such excess is less than or equal to $333,333, or (B) six (6) times such excess, if such excess is greater than $333,333.

Ownership Limitations and Pre-Funded Warrants

Under the APA, the Company may not issue shares of Common Stock to ConnectAndSell to the extent that, after giving effect to such issuance, ConnectAndSell, together with any affiliates thereof, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately following the Closing (the "Beneficial Ownership Limitation"). In addition, the Company may not issue shares of Common Stock to ConnectAndSell to the extent that the aggregate number of shares so issued would exceed 19.99% of the total number of shares of Common Stock and shares of Class B common stock outstanding immediately prior to the Closing (the "Nasdaq Ownership Limitation," together with the Beneficial Ownership Limitation, the “Ownership Limitations”). To the extent either Ownership Limitation prevents the Company from issuing consideration comprised exclusively of shares of Common Stock, the Company will instead issue (i) the maximum number of shares of Common Stock that may be issued without exceeding either Ownership Limitation, and (ii) Pre-Funded Warrants exercisable for the remaining shares of Common Stock. Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.0001 per share. Following the Closing, and until such time as the Stockholders’ Approval is obtained, ConnectAndSell, as a holder of shares of Common Stock, will not be entitled to vote on certain matters, including the approval of any amendment to the APA or the Pre-Funded Warrants to delete any ownership limitation or to approve matters that would result in ConnectAndSell's collective beneficial ownership exceeding 19.99% of the total number of shares of Common Stock and shares of Class B common stock outstanding immediately prior to the Closing.

Intellectual Property Licensing and Revenue Sharing

Pursuant to the APA, in the event that the Company or any of its affiliates enters into any agreement with a third party for the license or other commercialization of any intellectual property of the Business or related to the Purchased Assets (each, an "IP Agreement"), and such opportunity was identified, sourced or introduced by ConnectAndSell, the Company will pay to ConnectAndSell an amount equal to eighty percent (80%) of all net proceeds actually received by the Company or its affiliates pursuant to such IP Agreement. The Company has no obligation to enter into any IP Agreement and retains sole discretion with respect to the pursuit, negotiation, and execution of any such arrangements. In addition, subject to applicable customer agreements, privacy policies and applicable law, the Company has agreed to grant ConnectAndSell a limited, non-exclusive, non-transferable (except in connection with a sale of ConnectAndSell or the assets relating to its partnership with Sieve Technology AI, subject to certain conditions), perpetual, fully paid-up, royalty-free license to use certain intellectual property and customer data of the Business solely for purposes of ConnectAndSell's partnership with Sieve Technology AI (the "Sieve License Agreement").

Holdback and Indemnification

Shares of Common Stock with an aggregate value of $1,340,000 (based on the Closing VWAP) will be withheld by the Company at the Closing and retained for a period of twelve (12) months following the Closing as security for ConnectAndSell's indemnification obligations under the APA. The Holdback Shares will be valued at the Closing VWAP for purposes of any indemnification claims. The representations and warranties of the parties will survive for a period of twelve (12) months after the Closing. Subject to certain limited exceptions, ConnectAndSell's aggregate indemnification liability for breaches of representations and warranties is limited to the Holdback Shares, subject to a deductible equal to one percent (1.0%) of the Purchase Price. The Holdback Shares will be released to ConnectAndSell within five (5) business days after the expiration of the survival period, less any shares retained in satisfaction of or reserved for pending indemnification claims.

Registration Rights Agreement

At the Closing, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with ConnectAndSell, pursuant to which the Company will agree to register for resale the shares of Common Stock and the Pre-Funded Warrants issued pursuant to the APA, and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants. The Company has agreed to file a registration statement on Form S-3 (or such other form as the Company is then eligible) within thirty (30) days following the Closing and to use commercially reasonable efforts to cause such registration statement to be declared effective within ninety (90) days following the Closing (or one hundred twenty (120) days if the SEC reviews and has written comments to the registration statement), and to use commercially reasonable efforts to maintain the effectiveness of the registration statement, subject to liquidated damages if these obligations are not met. A copy of the form of Registration Rights Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Voting and Support Agreement

On or prior to the date of the APA, Joseph P. Davy, the Company's Chief Executive Officer and chairman of the board of directors, executed and delivered a voting and support agreement (the "Voting and Support Agreement") pursuant to which Mr. Davy agreed to vote all shares of Common Stock and Class B common stock beneficially owned by him as of the date of the APA, together with any shares of the Company’s capital stock acquired thereafter, in favor of the issuance of shares of Common Stock underlying the Pre-Funded Warrants, as contemplated by the APA to meet any Nasdaq listing standards. As of July 1, 2026, Mr. Davy beneficially owns 1,557 shares of Class A Common Stock and 33,856 shares of Class B Common Stock, representing approximately 11.4% of the total voting power of the Company's outstanding voting securities. A copy of the form of Voting and Support Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Reverse Services Agreement

At the Closing, the Company entered into a Reverse Services Agreement (the "Reverse Services Agreement") with ConnectAndSell to address customer contracts that cannot be assigned to the Company at Closing due to third-party consents that could not be obtained prior to Closing (the "CAS Unassigned Contracts"). During the period prior to the assignment or termination of each CAS Unassigned Contract (the "Transition Period"), the Company will provide all services necessary for ConnectAndSell to comply with its obligations under the CAS Unassigned Contracts, consistent with ConnectAndSell's historical practices. As consideration for such services, ConnectAndSell will pay the Company a monthly service fee equal to 100% of all fees received under the CAS Unassigned Contracts, which the Company may deduct from any Base Earn-Out Consideration otherwise payable to ConnectAndSell under the APA, with any shortfall payable in cash within 30 days following each calendar month. ConnectAndSell must also remit to the Company (i) 100% of all customer fees received under the CAS Unassigned Contracts within five (5) Business Days of receipt and (ii) 100% of any amounts received after Closing relating to assigned contracts or post-Closing billing ("Misdirected Payments") within two (2) Business Days of receipt, in each case without any offset or deduction. The Company has the right to set off any amounts owed by ConnectAndSell under the Reverse Services Agreement against Base Earn-Out Consideration or other amounts payable to ConnectAndSell under the APA. The Company grants ConnectAndSell a limited, worldwide, royalty-free, non-exclusive, non-transferable license to the acquired intellectual property solely to allow ConnectAndSell to remain in compliance with the CAS Unassigned Contracts, with sublicensing to existing customers permitted only at the Company's direction or with its prior written consent. A copy of the Reverse Services Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Board Observation Rights

Pursuant to the APA, for the period commencing on the Closing and ending on the earlier of (i) the second (2nd) anniversary of the Closing and (ii) the date on which ConnectAndSell ceases to beneficially own at least 9.99% of the outstanding shares of Common Stock, upon notice to the Company, the Company shall invite a representative of ConnectAndSell to attend all meetings of the Company's board of directors in a nonvoting observer capacity and, in this respect, shall make available to such representative copies of all notices, minutes, consents, and other materials that it provides to the board of directors. Such representative shall agree to hold in confidence all information so provided, and the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting would be reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel.

Series FE Preferred Stock Cancellation

In connection with the Transaction, the Company and FE IV OR Aggregator, LLC have agreed to cancel the single outstanding share of Series FE Preferred Stock, which FE IV OR Aggregator, LLC owns, and terminate all rights, preferences, privileges, or obligations associated therewith.

Stockholder Approval

Pursuant to the APA, within 120 days of Closing, the Company must obtain stockholder approval of the issuance of shares of Common Stock (including shares underlying the Pre-Funded Warrants) to the extent required to comply with Nasdaq Listing Rule 5635 (the "Stockholders' Approval"). The Company's board of directors has approved the APA and recommends that the Company's stockholders vote to approve the share issuance. If the Stockholders' Approval is not obtained within 120 days following the Closing (or such longer period as mutually agreed by the parties in writing), the Company will be required to pay ConnectAndSell in cash an amount equal to the Closing Non-Cash Consideration (as defined in the APA) within 30 days thereafter, upon which ConnectAndSell will surrender to the Company for cancellation the Pre-Funded Warrants (or portions thereof) corresponding to such cash payment. ConnectAndSell shall retain all Shares issued at the Closing and all Pre-Funded Warrants exercisable for Shares that do not exceed the 19.99% threshold, and the foregoing payment obligation shall not affect any other rights of ConnectAndSell under the APA or the Registration Rights Agreement with respect to Shares and Pre-Funded Warrants retained by ConnectAndSell.

Closing Conditions

The Closing was subject to customary closing conditions, including, among others, (i) the accuracy of the representations and warranties of each party (subject to customary materiality qualifiers), (ii) the performance by each party of its covenants and obligations, (iii) the absence of any legal proceedings seeking to restrain or prohibit the Transaction, (iv) the execution and delivery of restrictive covenant agreements by certain key employees of ConnectAndSell, (v) the delivery of required financial statements by ConnectAndSell, (vi) the cancellation of the Series FE Preferred Stock, (vii) the approval for listing on Nasdaq of the shares of Common Stock issuable to ConnectAndSell pursuant to the APA, and (viii) the receipt of email confirmations from customers party to assigned contracts requiring consent to assignment, representing in the aggregate not less than 90% of the annualized recurring revenue attributable to all such contracts.

The foregoing descriptions of the APA and the ancillary agreements do not purport to be complete and are qualified in their entirety by the full text of the APA and the ancillary agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Employee Indebtedness Note is incorporated herein by reference. In connection with the Transaction, at the Closing, the Company issued the Employee Indebtedness Note to ConnectAndSell in the principal amount of $1,800,000, bearing interest at a rate of 8% per annum. The Employee Indebtedness Note matures over the twelve (12)-month period following the Closing and is payable in equal quarterly installments in cash, provided that if the Company and ConnectAndSell mutually agree, any such quarterly payment may be made in shares of Common Stock and/or Pre-Funded Warrants. Upon the occurrence of an event of default, the outstanding principal and all other obligations under the Employee Indebtedness Note will bear interest at a rate of 10% per annum, compounded daily. In the event of a change of control of the Company prior to the maturity date, the entire outstanding principal amount, together with all accrued interest, will become immediately due and payable in cash. A copy of the form of Employee Indebtedness Note is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the issuance of shares of Common Stock and Pre-Funded Warrants to ConnectAndSell is incorporated herein by reference. The shares of Common Stock and Pre-Funded Warrants issued to ConnectAndSell pursuant to the APA were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), based on representations made by ConnectAndSell in the APA, including that ConnectAndSell is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and is acquiring the securities for investment purposes only and not with a view to distribution.

Item 7.01 Regulation FD Disclosure.

On July 6, 2026, the Company issued a press release announcing the entry into the APA. A copy of the press release is furnished as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished pursuant to this Item 7.01, including Exhibit 99.4, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the transactions contemplated by the APA. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and Banzai undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. Banzai and ConnectAndSell may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Banzai are set forth in its filings with the SEC, including Banzai’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov, specifically under the heading “Risk Factors.” The risks and uncertainties described above and in Banzai’s filings with the SEC are not exclusive. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statements of ConnectAndSell, which comprise the balance sheets as of December 31, 2025 and 2024, the related statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes to the audited financial statements, are filed as Exhibit 99.1 hereto and incorporated by reference herein.

The unaudited condensed financial statements of ConnectAndSell, which comprise the balance sheet as of March 31, 2026, the related statements of operations, stockholders’ deficit, and cash flows for the three months ended March 31, 2026, and 2025, and the related notes to the unaudited condensed financial statements, are filed as Exhibit 99.2 hereto and incorporated by reference herein.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined (i) balance sheet as of March 31, 2026, (ii) statement of operations for the three months ended March 31, 2026, (iii) statement of operations for the year ended December 31, 2025, and (iv) the related notes thereto, required by Item 9.01(b) of Form 8-K are filed as Exhibit 99.3 hereto and incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of July 2, 2026, by and between Banzai International, Inc. and ConnectAndSell, Inc.
4.1	Form of Pre-Funded Warrant
4.2	Form of Employee Indebtedness Note
10.1	Form of Registration Rights Agreement
10.2	Form of Assignment and Bill of Sale
10.3	Form of Voting and Support Agreement
10.4	Form of Reverse Services Agreement
10.5

Subordinated Business Loan and Security Agreement, dated July 1, 2026, by and among Agile Capital Funding, LLC, as Collateral Agent, Agile Lending, LLC, as Lead Lender, Banzai International, Inc., and the other Borrowers party thereto

10.6	Subordinated Secured Promissory Note, dated July 1, 2026, by Banzai International, Inc. and the other Borrowers in favor of Agile Lending, LLC
23.1	Consent of SingerLewak LLP
99.1	Audited financial statements of ConnectAndSell, Inc. as of December 31, 2025 and 2024 and for the years then ended
99.2	Unaudited condensed financial statements of ConnectAndSell, Inc. as of March 31, 2026 and for the three months ended March 31, 2026 and 2025
99.3	Unaudited Pro Forma Condensed Combined Financial Statements
99.4	Press Release, dated July 7, 2026 (Furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2026

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Joseph Davy
Chief Executive Officer